Exhibit 99.1

OMNIQ’s SELF-SERVICE INTERACTIVE CONSUMER MANAGEMENT KIOSKS FEATURED BY ISRAEL’S LARGEST ENERGY COMPANY

●	OMNIQ’s automated kiosks offer queue management features and interactive options to address consumer needs efficiently. These self-service kiosks enable consumers to access their information and data online and order services independently, creating a better user experience.

●	OMNIQ’s multi-billion-dollar customer provides energy services to approximately 2.5 million households and businesses in Israel.

●	The agreement is for the supply of self-service interactive consumer management kiosks across the customer’s locations.

●	This contract follows purchase orders to install OMNIQ’s kiosks in Israel’s largest health maintenance organization (HMO), large hospitals, and restaurant chains.

●	The Company expects follow-up orders from this customer.

SALT LAKE CITY, April 17, 2024 (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a leader in supply chain and artificial intelligence (AI)-based solutions, announced today that its wholly-owned subsidiary, Dangot Computers Ltd, has secured a significant purchase order. The order includes the deployment of OMNIQ’s interactive consumer management kiosks across the customer’s locations, providing services to over 80% of the nation’s population and businesses. This order is anticipated to be the first of multiple orders.

This initiative underscores OMNIQ’s critical role in revolutionizing consumer service operations through advanced technological solutions. The proprietary technology developed by OMNIQ is set to enhance consumer interactions by streamlining processes, reducing wait times, minimizing human error, and cutting operational costs. It furthermore allows OMNIQ’s customers to generate important data, derived from the interactive process embedded in OMNIQ’s solution, data which serves OMNIQ’s customers to gain consumer awareness which increases revenue while decreasing expenses for the customer.

OMNIQ has established itself as a frontrunner in the adoption of smart, integrated solutions in various sectors. Notably, it is a primary supplier of intelligent carts & kiosks to major organizations, including Israel’s largest health maintenance organization and most hospitals, as well as quick-service restaurants (QSRs) within the nation.

The newly introduced kiosks are equipped with state-of-the-art communication tools, sensors for swift and accurate patient identification, and printers. These kiosks are linked to main servers that manage patients’ files, enhancing the service quality and speed, and thereby elevating the overall consumer experience.

CEO Shai Lustgarten stated “Our investment in AI and Automation is paying off. We are proud to have been selected once again to supply OMNIQ’s advanced, interactive self-service kiosks to be deployed in our customer’s technology-focused service centers and locations. Allowing interactive functionalities and increasing automation in consumer services, is playing a critical role in helping to provide the best consumer experience. This is another example of our expanding business within the Israeli multibillion-dollar market  where we provide Automation and AI-based solutions.”

About OMNIQ

OMNIQ Corp. is at the forefront of technological innovation, providing state-of-the-art computerized and machine vision image processing solutions through its patented and proprietary AI technology. The company’s diverse offerings include data collection, real-time surveillance, and monitoring systems tailored for sectors such as supply chain management, homeland security, public safety, and traffic & parking management. These innovative solutions are crafted to streamline the secure and efficient movement of people, assets, and data across essential infrastructures like airports, warehouses, and national borders.

OMNIQ’s esteemed client base spans government agencies and prestigious Fortune 500 companies across various industries, including manufacturing, retail, distribution, healthcare, transportation, logistics, food and beverage, and the oil, gas, and chemical sectors. By leveraging OMNIQ’s innovative solutions, these organizations achieve enhanced operational capabilities, allowing them to adeptly manage the complexities of their respective fields.

Financially, OMNIQ is strategically positioned in rapidly expanding markets. The Company taps into the Global Safe City market, anticipated to grow to $67.1 billion by 2028, the smart parking market expected to grow to $16.4 billion by 2030, and the quickly expanding fast-casual restaurant sector, projected to hit $209 billion by 2027. These figures underscore OMNIQ’s pivotal role in sectors increasingly reliant on sophisticated AI technology solutions.

For more information, visit OMNIQ.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@OMNIQ.com